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   CONFERENCE CALL TRANSCRIPT

   ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL

   EVENT DATE/TIME: FEB. 09. 2007 / 10:00AM ET
























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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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CORPORATE PARTICIPANTS
 BOB LAPENTA
 L-1 Identity Solutions, Inc. - Chairman, President, CEO

 JIM DEPALMA
 L-1 Identity Solutions, Inc. - CFO



CONFERENCE CALL PARTICIPANTS
 JEFF KESSLER
 Lehman Brothers - Analyst

 PAUL COSTER
 JPMorgan - Analyst

 DAVID GREMMELS
 Thomas Weisel Partners - Analyst

 TIM QUILLIN
 Stephens, Inc. - Analyst

 BRIAN RUTTENBUR
 Morgan, Keegan & Co - Analyst

 KEITH LAROSE
 Bradley, Foster & Sargent - Analyst

 JOSH JABS
 Roth Capital Partners - Analyst

 JEREMY GRANT
 Stanford Financial - Analyst


 PRESENTATION



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OPERATOR

 Good morning. My name is Rich and I will be your conference operator today. At this time, I would like to welcome everyone to the L-1 Identity Solutions fourth quarter and full year 2006 results conference call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question-and-answer period. (OPERATOR INSTRUCTIONS) It is now my pleasure to turn the floor over to your host, Michael.


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UNIDENTIFIED COMPANY REPRESENTATIVE

 Good morning and thank you for being on this morning's call to review L-1 Identity Solutions 2006 fourth quarter and full year results either by phone or via the Internet. Statements that representatives of L-1 Identity Solutions make during this morning's call that are not historical facts are forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's current beliefs and assumptions and involve risks and uncertainties. Any statements made today about future expectations or results are necessarily only estimates. Actual results could differ materially from such expectations.

Factors that may cause differences in results include without limitation, the Company's reliance on public sector markets, the ability of the Company to successfully compete for large contracts, the size and timing of awards, the performance of acquired companies, the need for capital and competition. You should refer to the Company's SEC filings for a more comprehensive description of the risk factors that may cause the Company's actual results to differ from any forward-looking statements expressed today. The Company expressly disclaims any obligation to revise or update any forward-looking statements.


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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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In addition, representatives of L-1 plan to discuss adjusted EBITDA on this call. Adjusted EBITDA is the non-GAAP measurement the Company calculates by adding back into net income lost interest, taxes, depreciation, appreciation, amortization, and stock based compensation expense. Adjusted EBITDA is provided by the Company's supplement results of the operations reported in accordance with GAAP because management believes it is a useful additional tool to help investors analyze the operating trends of the business both pre and post FAS 123(R).

L-1 is not providing a reconciliation of expected adjusted EBITDA with projected net income loss because such reconciliation is not available without unreasonable effort. With that, I will now turn the call over to Bob LaPenta.


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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO

Good morning, everyone. Thanks for joining in on the call and thanks for rearranging your schedule with the acceleration of our earnings release from next Tuesday to today. There has been a lot of noise around the Company and the stock and we felt it best to get information out as early as possible, so again, thanks for accommodating us.

Before we get into the quarter and the results for the year, I would like to just give you a quick update on TWIC and ComnetiX. You read yesterday that we protested the award of TWIC. I will limit my comments relative to that to pretty much what was included in our press release. Our lawyers tell us we cannot say too much about that. I would again reiterate that we do not, as we have always said have any numbers, sales, profit or cash flow, in our forecast relative to TWIC. And I should also mention that our relationship with Lockheed is very good, continues to be good, and they understand that business is business. And in fact they recently protested an award that we had on the military ABIS program. So again our relationship with both Lockheed and TSA is very solid, very good, and I don't think this will have any bearing on it.

You read this morning that we were successful in getting a favorable vote on ComnetiX. We feel as strongly if not more strongly about the synergies and the good strategic fit of that Company. You will note that our offer was increased from the original $0.82 up to $1.17. You have got to expect these things when you make an offer for a public company, but I should tell you that a lot of that increase was supported by increased cash and working capital at ComnetiX. They actually are doing better than we thought they would do at this point in time, so a lot of that increased cost, which was about $3 million or $4 million, has been offset by increased cash and working capital. So we expect that transaction to close I would imagine somewhere around February 21.

Looking quickly at the financial results, you've all seen I'm sure the release. It was a very detailed release, so I'm not going to go through all of the numbers. I'm just going to highlight some of them and then Jim will take you through a lot more detail on some of the metrics and results. But it was a very good fourth quarter and we are very pleased because we think this is starting to represent the kind of company that we put together.

You will all recall it was just about a year ago when we talked about the Identix merger and we talked about a company that would have a run rate of $230 million plus, $50 million in EBITDA. Well, we have achieved that. And we also talked about the fact that we would be profitable in the fourth quarter and we are. In the fourth quarter we did $76 million in sales, compared to $15 million last year. Our gross margin was about 36% versus 21% last year. Our adjusted EBITDA was $15 million versus $500,000 last year.

Net income for the fourth quarter was $2 million, $0.03 a share. That was versus a net loss of $3 million or $0.15 a share for the prior year. Revenue for the year was $164 million versus $66 million the prior year and the only organic measurement point was Viisage. Viisage had a good year and we expect them to have even a much better year next year. We will talk a little bit more about that later.

Gross margin came in for the year at 31% versus 27% last year. You all know that from our guidance in prior phone calls that we said our goal next year will be to have gross margins at 35 or north of 35% for the year next year. I think if you look at the year, there is so much noise in it I think the better numbers to look at are the pro forma. Pro forma numbers for the year are $271 million in sales and EBITDA of $21 million versus $240 million or $12 million pro forma in 2005. So you'll see a very hefty increase. I think that works out to almost 60% or 70% in EBITDA and sales were up somewhere about 15% or 17%.

When you look at that, our guidance for next year, that $271 million pro forma increases without ComnetiX to about $335 million represents an organic growth of about 25%. And if you look at the EBITDA going from approximately $20 million up to $60 million next year, you're looking at a 300% increase in EBITDA. We are proud about that and we are confident that these results are achievable and hopefully we have been conservative in this forecast.

A little bit about that conservatism. You know, whenever we put a forecast together with the divisions, we try to really get it down to a high probability. It is what I've done my whole life. It is a little tougher in this sector I must admit, but we are still applying the same principles. So we


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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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really put together a forecast here that we have a high degree of confidence in.
Then on top of that what we do is we take a look at an upside and downside.
While I do not want any of the analysts out there to take anything away from this, the upside analysis dwarfs the downside analysis for the year. Again, I don't want anybody to go out there and say they're going to beat their numbers and increase your forecast by 10%, 15%. The thing we have to do is we have to really coordinate our forecasting going forward and our guidance.

We did not have any guidance for the first quarter and the guidance that we are presenting today is really the first guidance that we've talked about. To give you some color on that we said that the fourth quarter would be a very good quarter particularly with shipping the HIIDEs at the rate we were shipping them. We said that typically in a business the fourth quarter is the highest run rate quarter for any business. I don't care what business you're in. We talked about the first quarter coming off that high run rate and the biggest item there was the lack of HIIDEs that we will be shipping in the fourth quarter. We will be developing in the fourth quarter the next generation HIIDE. We expect to be getting an order for that sometime in early summer. I might add we are excited about that product. It is called Next Generation HIIDE and we are excited about the potential for that product for next year.

So we see the year next year as starting off a little slow and then second quarter we should be able to get close to breakeven. Then we will accelerate rapidly in the second half of the year. So again without providing detailed guidance for the second, third, and fourth quarter, we would appreciate it if you can -- when you are putting your models together at least give us the ability to give you a little input so we don't get stuck with somebody saying that we did not hit guidance when we had nothing to do with the guidance that is out there.

If you step back and you look at what we have been able to accomplish this year aside from I think creating the number one identity solution company in the space, and you look at some of the programs that we were able to win, I think it's extremely impressive. If you look at the pace of the bookings, they accelerated toward the second half of the year. We are very proud and excited about the fact that we were able to win and an ABIS solution with Northrop Grumman at the prime. This contract is much more important than the numbers. It positions us well with the DOD and it also gives us the credibility that we were looking for in ABIS and AFIS.

The reason we won this was because we had an architecture that the government loved. And we were the only company that had a trimodal solution including face, finger and iris. It is scalable. The software can run on 150 blade servers or it can run on a PC, so we really believe that we've got something very exciting with this ABIS solution. I'm not going to go through all of the bookings highlights that we've have talked about here, but I am excited about the fact that at the end of the year we received a large order from Mexico for Live Scans from [sargem]. We received a large order from Saudi Arabia, again for Live Scans. We believe we are getting close to signing a very nice license agreement in Saudi Arabia and we will talk a little bit more about that later. We made a lot of progress.

We won NETCOM which is the military background check program for enrollees, enlistees into the armed services. And we won another program called DISA, which basically is a next generation jump kit and we think that that has a lot of potential for sales next year. These are basically portable Live Scan units that are in the field and they're going to be used I think increasingly in Iraqi and Afghanistan in the new paradigm and the [plus up] and some of the new strategic direction or tactical direction I should say that we are going in in Iraq.

So if we look at next year and we are very confident again about how we enter the year; we've got a backlog of $500 million and out of our sales forecast next year of let's say average $335 million, almost $260 million of that comes from our backlog. So really you're looking at a book and shift that we think is a very modest number. The reason we think it is modest is passports are -- and we've have all read about the Western Hemisphere initiative and HSPD-12 and what is going on with CAC. Passports are growing at a rapid rate. As you know, where sole sourcing passports is a lot of volume for people that do not have passports and they need them to cross the borders of Canada, Mexico, and the Caribbean. So that we see a large uptick in the passport business.

Real ID, increasingly we are getting orders from states that are starting to look at how they're going to implement Real ID, how they're going to get ready for it. So we are receiving orders for document authentication equipment and our facial. Next year we are really not forecasting any new states, so any new state that we are able to book will be upside. And we were recently successful in talking about Viisage in winning a large document authentication order in New York, and another unnamed country and we're hoping to be able to name that shortly to provide document authentication at airports and the borders.

Identix, the 4100 unquestionably is turning out to be a very large success. As I mentioned, we booked a large order in Mexico, Saudi Arabia. We're hoping to have one overseas shortly. We have booked a large software upgrade order from the department of state and as I mentioned we were successful really in a triple play in winning ABIS, MEPCOM, and DISA. And again I think this portends well for us not only in additional DOD business, but this is going to be good for us in state and local and international software business.


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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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SpecTal is doing extremely well. We expect them to grow at a minimum of 20% next year. Most of that, probably the overwhelming majority of it, is coming out of backlog. IBT, Florida we're expanding that beyond the financial services and we are hoping to get the nurses and other groups to join in on the Florida contract so it has large potential. We have large bids outstanding in New Jersey, Pennsylvania.

SecuriMetrics, I mentioned we are about to book a large R&D contract to create Super HIIDE. In the meantime we're hopeful of receiving an emergency order to provide to the troops in Iraq for the standard HIIDE. We think we will be receiving that order shortly, and the HIIDE product itself; we have a modest amount in our forecast. I think we have about $15 million to $20 million for Super HIIDE next year and from the numbers that are being talked about; we think this could be an extremely conservative number.

We are also stepping up our license opportunities. You know that we are -- our Iris is used exclusively on Clear Registered Traveler and we're hopeful of being able to win an opportunity for a nationwide Iris solution in a Middle East country overseas.

The acquisition pipeline continues to be full. We are looking at companies that again are more in the Phase II that I talk about, which are mature companies, rapid growth, good technology. We are not looking to fill this thing with companies that are growing at 2% to 3% a year. So there were a couple of exciting acquisitions that we are looking at. One of them is in the access area and another one is in the NSA area. We are excited and pursuing those and hopefully we will be able to get something done with those companies going forward.

So again I think to summarize, I think we've had a very good year. We did just about everything we said we were going to do. We are going to continue doing this next year. I would be very disappointed if as we get to the back end of this year, and similar to making a forecast that I made in January of last year, we will be in my view running north of $100 million a quarter in the fourth quarter and be very profitable. And we will be very profitable in the third quarter also.

So with that I'll turn it over to Jim to give you a little more detail and color on the numbers.


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JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO

Thank you. Bob I think has given a good flavor on the results. You have the press release. From a highlight standpoint, the fourth quarter 2006 as you know includes Identix for the full quarter. The acquisition was completed on August
29. It includes SpecTal for a little over two months. That acquisition was completed at the end of October. The results also include IBT, SecuriMetrics, and of course Viisage.

The results for the fourth quarter 2005 and full year 2005, is just Viisage. I think IBT is in there for a half a month in the fourth quarter 2005. The fourth quarter, the increase in revenues, profits and overall results from 2005 and 2006 obviously are dramatic because of the acquisitions that were made. And, as Bob indicated, we had promised about a year ago that we would be profitable in the fourth quarter and we attained that.

In addition to becoming profitable, we had guided to revenue between $75 million $80 million dollars, and we attained $76.3 million. Gross profit margin we had indicated between 30 and 35%. Our profit margin was actually 36%. Operating expenses of 30% we had indicated and we reached 30%. EBITDA 14 to 16, we did $15 million and a range of earnings per share of $0.02 cents to $0.04. We obtained $0.03 per share. So while EPS of $0.03 is a significant milestone, we continue to believe that EBITDA is the proper matrix to measure our results to the significant amount of non-cash charges like intangible amortization, depreciation, stock based compensation, and deferred income taxes.

Revenue growth when comparing the fourth quarter 2006 to the fourth quarter 2005 included 23% organic growth as well as approximately $57.1 million from acquired companies. On a pro forma basis, revenue climbed to $80 million for 2006 fourth quarter compared to $68 million in 2005, an increase of over 18%. The keys to the increases, as Bob alluded to, our sole source passport business and with the Department of State and the CAC cards that we provide consumables to the Department of Defense. It's a 40% growth quarter-over-quarter.

Facial recognition and search solutions provided by Identix and Viisage, a 50% increase. Strong growth in our enrollment activities at the IBT division, particularly at the state and local level. We continue to add both new states like Florida and existing states continue to consolidate enrollment activities within the states, adding things like education, nursing, and other states sanctioned occupations that require background screening. So we have gotten into states like Texas and Michigan and California, Illinois and not only do we capture the current business, but there is a movement in all the states to consolidate the screening activities and this is going to be a terrific business for us going forward.

And finally HIIDE we had a great quarter, shipping HIIDEs, in 2005 there were no HIIDE sales, so as a result of all those activities, the fourth quarter was terrific, as Bob indicated.


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                                                                FINAL TRANSCRIPT
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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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Bob also mentioned that our gross profit margins on a GAAP basis was 35%. This compares to 25% on a pro forma basis in 2005. It reflects the increase in revenues that we talked about, the HIIDE revenues which have terrific margins and the cost-containment work reduction that we did. Overall we reduced headcount by over 120 people and saved over $20 million on an annual basis. That is reflected in the fourth quarter as well.

Operating expenses as a percentage of revenue declined from 43% to 30% fourth quarter 2005 compared to 2006. On a pro forma basis from 35% to 32%, reflecting effective combination of G&A resources and a result of Viisage and Identix merger as well as focus on R&D expenditures and other costs.

Operating expenses in 2006, unlike 2005, include $1.7 million for stock based comp, which we adopted effective January 1. We expect as Bob indicated to maintain our operating expenses in the 30% range even though we continue to invest in key marketing sources in order to drive our revenue.

Other items in the fourth quarter, we had interest expense relates to the borrowings under our new facility. As you recall, we borrowed $105 million in connection with the acquisition of SpecTal in October. Our net debt cash position at December 31, 2006 was approximately $75 million and today, this morning when I looked at the bank, our net debt was approximately $60 million, which reflect the cash collections from the fourth quarter EBITDA that was generated.

Provision for income taxes includes non cash charges relating to the tax deductibility of goodwill in connection with our tax effective purchases of IBT, SpecTal, and TDT. In addition, we have $150 million of these deductions that we can amortize over 15 years and we have over $250 million of NOLs to shelter future taxable income. We do not expect to pay federal income taxes in the foreseeable future, however, there will be some unique accounting challenges as we become more and more profitable regarding the utilization of purchased NOLs. Some of the NOLs that we have obviously were purchased. I am just going to take a little time on the highlights of the balance sheet. You can see cash decreased significantly from $72.4 million to $5 million. That reflects the $72 million was a residual amount of our $100 million investment that we made at the end of 2005. It went from $100 million to $72 million because of the IBT acquisition and then we acquired SecuriMetrics and Iridian during the year, and as I indicated SpecTal was acquired using debt.

Accounts receivable increased due to the acquired businesses. Days outstanding of 68 days, we are focused on getting that down and we believe we can squeeze another $10 million to $15 million cash out of that. Inventory, Identix has about $5 million, Viisage $3.5 and SecuriMetrics about $1 million. Other current assets include prepaid insurance and deposits. Goodwill the increase relates to the acquisitions that we did, Identix, SecuriMetrics, Iridian, and SpecTal. And the increase in intangible assets primarily relate to Identix, which we are amortizing over a period 4 to 15 years, the bulk of it probably 6 to 7 years.

Long-term assets mostly deferred financing and some restricted assets, and the liabilities reflect the acquisitions that we accomplished and I already talked about the debt. That is pretty much for the quarter. Bob talked about pro forma results for 2006 and related that to our forecast for 2007. So I think that is it and we will be happy to answer any questions once they hook that up. Thank you.


 QUESTION AND ANSWER


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OPERATOR


(OPERATOR INSTRUCTIONS) Jeff Kessler, Lehman Brothers.

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JEFF KESSLER  - LEHMAN BROTHERS - ANALYST


First off, with regard to the supplemental budget that was proposed a few days ago as well as the 2008 defense budget, as well as the potential for 2008 supplemental, clearly it is all going skewed toward ground troop use, protection of troops. You have mentioned you might be getting a reorder on the standard HIIDE. Could you just go into a little more description of the size? (inaudible) HIIDE and in addition what other types of other identification possibilities do you have based on the amount of say troop based use items that seem to be the well basically, that seem to be the currency at the moment for the DOD?

--------------------------------------------------------------------------------
 BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO



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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
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Yes, I think the new strategy is going to focus heavily on trying to train and prepare the Iraqi police and military to protect themselves. Who is in the country and what are they able to do? So I think a lot of money is going to be spent in the identification of people, who's coming across the border, who is going in the facilities. And we are seeing a lot of opportunities in what I would call HIIDE type products, [peer] type products. Some of the technologies they're asking us to add into Super HIIDE really give them a very exciting capability. Networking, meshing of this product, and in addition to that we are seeing a lot of software opportunities. This ABIS opportunity I think accessing data bases of military data bases, that is going to be an opportunity for us. And jump kits, we think there is going to be a big market for jump kits, which are basically enrollment stations that are portable, ruggedized enrollment stations.

Beyond Iraq, I think there is going to be money spent in the United States because at some point there will be a pullout plan. There will be a schedule and I believe the Democrats are not going to take the risk nor are the Republicans for that matter of leaving Iraq, scaling down the effort, and leaving the homeland vulnerable. So I believe you're going to see a lot of money spent on border security, on transportation, ports, airports, and basically upgrading the entire identity infrastructure state, local, and federal governments. HSPD-12 I think is a very big opportunity for us and I think money is going to be spent in that area.


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JEFF KESSLER  - LEHMAN BROTHERS - ANALYST

 Bob, you talked a little bit on ComnetiX and the existing L-1 business combined to get new states; obviously ComnetiX gets you Georgia and New York, but the key here is in addition to what you've got. Clearly you are sounding very optimistic about new passport, new ID business coming out of this combination. Could you elaborate on that a little bit more?


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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO

As you know, Jeff, Canada has passed a law that beginning in '08, photographs will no longer be accepted as a form of identification. So they are going to go to basically electronic or fingerprint ID. Right now ComnetiX has 40% of the market, so we like the fact that they are well-positioned in that market and if you consider -- and I think the number is something like 20 million people -- that is a very big market for us. In addition to that and as an aside, up to now they have been using Cross Match, Live Scans, $2.5 million, $3 million a year. We are immediately going to plug-in Identix and right there we are going to pick up $1.5 million a year in added income.

So I think they are well-positioned in Georgia. I think they are well-positioned in New York. I think they are well-positioned in California, but primarily what we are looking for is to enter the Canadian market and to address the requirements that I think are going to evolve in that market. Canada has been a good market for us. We have sold a lot of [ia] devices to them in the past and we're hoping to be successful in an ID program in Canada which is being competed right now. We are on an EDS team; so actually we would actually look to expand a little bit more in Canada and that does not include BioKey by the way.


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OPERATOR

Paul Coster, JPMorgan.


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PAUL COSTER  - JPMORGAN - ANALYST

A couple of quick housekeeping questions. First of all it sounds like the revenue is going to be back end loaded in the year. How did gross margins behave during '07? Is it a function of the volumes or the product mix or are we going to see those sort of 35%, 36% gross margins attained right from the get go or does that develop during the year?


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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO

I would expect that the gross margins in the first quarter will be a little light of 35%, but will steadily improve over the year and so on an annualized basis we are comfortable that we will end up with 35% for the year. But the first quarter will be a little light but the other quarters will proximate 35%.

--------------------------------------------------------------------------------
 PAUL COSTER  - JPMORGAN - ANALYST



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                                                                FINAL TRANSCRIPT
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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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When does ComnetiX start to hit the revenues?


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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


February 21.


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PAUL COSTER  - JPMORGAN - ANALYST


It is in the guidance that you issued?


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BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


No, it is not.


--------------------------------------------------------------------------------
PAUL COSTER  - JPMORGAN - ANALYST


I may have missed something in the beginning but am I correct in thinking that you saw some contracts in the Viisage camp shift out a little bit? Can you just give some color on that?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Not in the Viisage camp, in the Identix camp. Again, they did not shift out. We thought some of these contracts like MEPCOM and AFIS would have been awarded sooner. And also Saudi Arabia. We booked those -- I want to say we probably booked them in December -- so we were not able to convert those into revenue. We had expected that we would have booked those earlier in the fourth quarter.


--------------------------------------------------------------------------------
PAUL COSTER  - JPMORGAN - ANALYST


All right, and those are spilling into the first quarter then so we have got kind of sequential decline notwithstanding the slippage of a couple of bookings from the fourth quarter.


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Really the biggest reason for the sequential decline is the HIIDE product. We shipped 1500 HIIDEs based on customer requirements in the fourth quarter and that represented about I think $9 million in sales. So if you look at SecuriMetrics, they probably did about $16 million in the fourth quarter and they will probably do $7 million or $8 million in the first quarter.


--------------------------------------------------------------------------------
PAUL COSTER  - JPMORGAN - ANALYST


Got it. My last question, Bob, is just in Europe obviously there was a lot of fuss about the EU VIS program last year. And I assume that there is going to be some kind of follow through this year. Are you seeing anything over in Europe or is that kind of the least interesting of your regions at the moment?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


No, we are excited about Europe and we're excited about being able to be successful with ABIS/AFIS. ABIS is kind of an AFIS only it is trimodal. So we think there are opportunities in some of the Middle Eastern countries and some of the EU countries that are going to want to develop their own database capability overseas. But what we're going to start concentrating and one of the big efforts for us in '07, last year we



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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
--------------------------------------------------------------------------------


planted all the seeds. We put all of the companies and the technology together. We really think and the response of the primes, the customers, and the competition by the way, who is now buying our products when they never did before, has been outstanding.

But now we've got to concentrate on marketing, so we are about to hire an individual to run our Washington office, where we recently moved in about two weeks ago. So we're going to beef up the marketing in Washington and coordinate our efforts both in the U.S. and around the world. We are hiring an executive that will concentrate on South America and we are hiring an executive that is going to concentrate in Europe. So we are bringing in a lot of firepower in marketing and I expect to start seeing very good results from these people, starting in the second half of the year.


--------------------------------------------------------------------------------
PAUL COSTER  - JPMORGAN - ANALYST

Okay, I have got one last question. As you each quarter roll forward your backlog, does it churn much or is it pretty stable? Are you sort of having to go back and re-evaluate everything each quarter or are their certain projects that's just obvious?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


No, it is pretty stable. We have got the luxury -- and again it was part of our strategy, Paul, to create some of that predictability and we don't want to be in a position to have to booked and ship 80% of our sales in every quarter. So the backlog provides us a lot of comfort in being able to put some credibility into our forecast. But no, we do not expect any big swings in backlog. The only big book and ship business that we have now is really Identix and SecuriMetrics because of the lumpiness of their orders. But even SecuriMetrics we believe will start flattening out a little bit and get a more predictable order and revenue stream.


--------------------------------------------------------------------------------
PAUL COSTER  - JPMORGAN - ANALYST


Thank you very much.


--------------------------------------------------------------------------------
OPERATOR


David Gremmels, Thomas Weisel Partners.


--------------------------------------------------------------------------------
DAVID GREMMELS  - THOMAS WEISEL PARTNERS - ANALYST


Bob, are there any positive or negative implications of the Smith's GE joint venture in the detection systems area? I know Smith has an interest in your competitor, Cross Match. So does this change the Live Scan landscape at all?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


I don't think it does. I think that combination was primarily focused on the bomb detection, cargo, and airport security screening systems. Cross Match is a fly on the rump of that whole billion dollar entity. Does it make them more aggressive? I don't know. It might. I believe that we have got a better performing product. I believe that our product has a cost advantage. So we're going to continue to monitor the situation. We were unhappy to lose the EU Live Scan business. That I think was more political than having anything to do with our product. So we have been very successful in competitions. And I think Mexico and this DISA program and Saudi Arabia were big wins for us against the competition, so it may. We have not seen it yet, but we will have to see how that plays out.


--------------------------------------------------------------------------------
DAVID GREMMELS  - THOMAS WEISEL PARTNERS - ANALYST


And then one other one on Live Scan. One of the opportunities you have talked about in the past is the U.S. visa transition from 2 print to 10 print. Can you just kind of give us an update on that one or have any decisions been made or anything you can say on timing?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO



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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------


Yes, DHS is buying a number of our units and a number of Cross Match units and there is going to be a runoff. And we are thinking it may be is going to be an award sometime in the second half of the year.


--------------------------------------------------------------------------------
DAVID GREMMELS  - THOMAS WEISEL PARTNERS - ANALYST


Great, last one you mentioned a couple of M&A opportunities in the pipeline with presumably others out there as well. What are you seeing in terms of the pricing environment and the expectations of the sellers these days?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Again, we moved more to a quality, higher organic growth model and now that we have gotten all of the modalities and the technology stuff behind us. So we are seeing relatively reasonable EBITDA multiples in that pipeline in what I call the Phase II strategy. That does not mean that we will not look at a piece of technology that we think is exciting and bring it in as kind of a bolt-on to our end-to-end solution and pay some money for it. But for the most part I think we're looking at companies or structures that are not going to be four or five times sales kinds of things. The two I am talking about in particular, one is in the -- I want to say 10 to 12 EBITDA multiple, and another one we are really excited about on this access opportunity and I don't want to talk too much about it, but if we're not able to do a deal for the whole thing, we may consider investing in the company and forming a marketing relationship. Where we would do all the military marketing and they would do all of the commercial, so it would be a nice combination.


--------------------------------------------------------------------------------
DAVID GREMMELS  - THOMAS WEISEL PARTNERS - ANALYST


 Perfect, thanks for the color.


--------------------------------------------------------------------------------
OPERATOR


Tim Quillin, Stephens Inc.


--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS, INC. - ANALYST


With regards to Super HIIDE, are there any milestones in the development in that product that we should be looking for? Are there any technical hurdles that you need to overcome before you can get that order in the summer?



--------------------------------------------------------------------------------
BOB LAPENTA - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


I had that conversation with our division President out there and our technical people and I can only say that they are extremely confident of being able to achieve the milestones that have been specified for that new product. So we expect to have the new product prototype I am hoping probably in the June timeframe.


--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS, INC. - ANALYST


You talked about your $15 million to $20 million in there for Super HIIDE and the fact that that might look increasingly conservative. So are you -- first of all, what is the rough magnitude of the pending HIIDE order that -- the regular HIIDE order. And what do you think HIIDE could represent this year or in 2008 even?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Again, I don't want to speculate. All I can say is the numbers that have been discussed are large.


--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS, INC. - ANALYST



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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------


Okay, that is not real specific but I will take it.


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Again, I don't want anybody adding anything to our forecast and really I'm serious. We are working hard here. We are trying to -- I don't need anybody creating numbers that are going to while we are being very successful, somebody is going to say oh, they disappointed and --.


--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS, INC. - ANALYST


In terms of the swing factor for your numbers this year, is this a relatively important -- are there other sizable swing factors as well that we should think about?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


You know, plus up on ramp beyond what we might be looking at, HIIDE I think there are some nice opportunities at Identix for some large, large orders for Live Scan and HSPD-12 could be a large opportunity for us, as well as competitions that we're running at IBT in New Jersey and Pennsylvania. These would be big opportunities. Then we were able to roll in the rest of the enrollees in Florida and it is being talked about. Can they add the schools and the nurses and so many other -- the real estate agents? That would be upside for us next year also.


--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS, INC. - ANALYST


Okay, that's helpful. Just quick housekeeping issues but can you give me a rough estimate of where D&A, stock comp expense, and CapEx will be for 2007?


--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO


Yes, CapEx in the $10 million range. Stock based comp I think we're saying about $8 million. Amortization I think we have about $27 million to $28 million primarily on the intangible related to the Identix acquisition.


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


You know, another comment on that, we talked in our release about unlevered free cash flow for next year about $52 million, so if you look at our model, with our free cash flow next year, we should just about eliminate our debt. And if you assume EBITDA of $60 million with just a conservative lever factor of somewhere between 3 and 4, and then you assume the earnings of the companies we would look to acquire, we probably have in our line of credit, we probably have easily $300 million to $400 million of dry powder to continue our acquisition program. I know somebody is probably going to ask me what are we doing about a converter and again, we are going to be opportunistic. We are looking at it and if the timing or the stock price were appropriate, it may be something we would do, but we have not made any decisions right now.


--------------------------------------------------------------------------------
TIM QUILLIN  - STEPHENS, INC. - ANALYST


Thank you.


--------------------------------------------------------------------------------
OPERATOR


Brian Ruttenbur, Morgan Keegan.


--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & CO - ANALYST



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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------


A couple quick questions. You talked about basically Q1 and Q2 it sounds like at least cause I want make should I'm in the ballpark with everybody else, it sounds like revenue is going to be down from fourth quarter, and earnings are going to be negative in the first quarter and negative to flat in the second quarter. I that correct?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


 Yes, and again we're talking about GAAP earnings, but from a -- again we're talking about -- you could be negative $0.01 to positive $0.01 in the second quarter. So we're hoping to get to breakeven with revenue probably somewhere in the $80 million range in the second quarter.


--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & CO - ANALYST


Okay, and what kind of range -- (multiple speakers) were you looking for a drop of about $5 million to $6 million in the first quarter?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Yes, the guidance we issued was what (multiple speakers) 73 to 75. Again that, almost all of it is SecuriMetrics, offset a little bit by now having SpecTal in for a longer period.


--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO


I would mention that if we looked at the first quarter of 2006, talking about a growth in revenue of still about 20%.


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


And EBITDA and good cash flow, so our EBITDA and the guidance there is, what, around $10 million.


--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO


About $9 million to $11 million.


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Yes, so $10 million on average for the first quarter and we're hoping to be able to get to somewhere between $11 million to $13 million in the second quarter. So positive cash flow for the first half looked like over $20 million.


--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & CO - ANALYST


Very good. The breakdown of revenue in the actual fourth quarter, can you give us -- you have given us basically what the old Viisage was. Can you give us what the old Identix and SpecTal, what SpecTal contributed for the two months and what Identix contributed or IBT or SecuriMetrics, any of that?


--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO


Yes, Identix was in the $18 million to $20 million range. SpecTal on a pro forma basis was in the $17 million range.


--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & CO - ANALYST


But that is not what was included in the quarter. That was pro forma.



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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & CO - ANALYST


All right, so only two months of that was included.


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Months, about $14 million on SpecTal.


--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & CO - ANALYST


Okay, and then IBT and SecuriMetrics?


--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO


SecuriMetrics I think what Bob had indicated was in the $14 million range.


--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & CO - ANALYST


Right, because of HIIDE?


--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO


Yes, right.


--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & CO - ANALYST


Okay, then I can back into IBT off of that.


--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO


IBT was around $13.5 million, something like that.


--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & CO - ANALYST


Okay, great. Thank you very much.


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


$14 million.


--------------------------------------------------------------------------------
BRIAN RUTTENBUR  - MORGAN, KEEGAN & CO - ANALYST


Okay, and I think that everything else has been answered too. Thank you very much. I appreciate your time.


--------------------------------------------------------------------------------
OPERATOR


Keith LaRose, Bradley Foster and Sargent.



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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST


Bob, is it still too early to ask you for any color or comments on 2008 passport?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


We are working with the customer and putting together a strategy that we think is going to be successful. Giving them a next generation solution on that program, and we have a great relationship with them. We are performing exceedingly well. So really our strategy is now to work with the customer to transition them to a next generation. With everything that is happening in passports, with the added volume and the added application and going to E-passport and trying to integrate all these things, we will see what happens. But again, we are working closely with the customer to try to take them to the next program.


--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST


You mentioned the acquisition pipeline is full but then you highlighted too that we are in maybe a later stage of discussion. Can you give some more color on what you mean by full? Beyond that?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Well, we see opportunities at least 2 to 3 opportunities a week. There was one about two weeks ago. We had six companies in here and we did not like any of them enough to want to do something, but there is a constant flow of deals.


--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST


I'm all set. Thanks.


--------------------------------------------------------------------------------
OPERATOR


Josh Jabs, Roth Capital.


--------------------------------------------------------------------------------
JOSH JABS  - ROTH CAPITAL PARTNERS - ANALYST


Can you give us a little bit more color as to what products and services you are providing under the AFIS contract?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Basically we are providing the operating and matching subsystem. For the DOD.


--------------------------------------------------------------------------------
JOSH JABS  - ROTH CAPITAL PARTNERS - ANALYST


Are there end-user products included within that contract or is that -- are some of those opportunities separate?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


No, it is almost all software, and we are looking to expand our presence on that program.


--------------------------------------------------------------------------------
JOSH JABS  - ROTH CAPITAL PARTNERS - ANALYST



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                                                                FINAL TRANSCRIPT
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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
--------------------------------------------------------------------------------


Okay, and then you gave the inventory numbers. Can you just run through those quickly?


--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO


Inventory? Inventory I indicated that we had about $5 million of Identix, $3.5 million on Viisage and $1.5 million for SecuriMetrics.


--------------------------------------------------------------------------------
JOSH JABS  - ROTH CAPITAL PARTNERS - ANALYST


Okay, and what are your expectations going forward in 2007 for inventories?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


You know, we don't see a lot of building on the inventory. Identix is sort of depending on how we see orders coming. Viisage is sort of depending on the states. I don't see any significant increases or decreases in inventory.


--------------------------------------------------------------------------------
JOSH JABS  - ROTH CAPITAL PARTNERS - ANALYST


All right, thank you.


--------------------------------------------------------------------------------
OPERATOR


Jeremy Grant, Stanford Group.


--------------------------------------------------------------------------------
JEREMY GRANT  - STANFORD FINANCIAL - ANALYST


Congratulations on a profitable quarter. A few questions. Last quarter when you reported I think you had a breakdown of revenues between services and Identity Solutions. Are you stepping away from that right now and just doing a single reporting unit?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


No, when we report in the 10-K we will have it segment between the two, the ID services and the products that we have in the third quarter.


--------------------------------------------------------------------------------
JEREMY GRANT  - STANFORD FINANCIAL - ANALYST


The second question was obviously this has been the first quarter when you had the full runway with Identix and most of the acquisition. The SG&A and the R&D numbers, should we think that is something that will be fairly representative of what future quarters look like or how do you see them going over 2007?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Yes, I think we have done a good job over the past four to six months scrutinizing, analyzing, and going through the R&D, sales and marketing, SG&A, and we are comfortable that it is going to continue to stay in the 30%. I think as we increase revenues probably come down a little bit, but as Bob had indicated, we will look for opportunities that pay for our marketing resources. We're going to invest in marketing resources both here in United States and globally. I think it is sort of representative in the 30% range, probably come down a little bit.


--------------------------------------------------------------------------------
JEREMY GRANT  - STANFORD FINANCIAL - ANALYST


You mentioned you are looking at an access control company. Do you mean physical access by that or logic?



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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
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--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


We are talking about -- I want to say a combination. We're not looking to buy a company to hang a box on the wall, so it really, it is going to be provisioning. There's a whole movement now in the DOD, in government and in the commercial world to integrate their entire security system. And that integration goes from whose coming in the door and then is that person allowed to log onto the computer? So if somebody tailgates and they follow somebody through an access point and they try to log onto a computer, they won't be able to get on because they've integrated the system to say, you know want? This person should not be here. How is he getting on the computer? So it is a combination of software and hardware, but at a higher level than just swipe card boxes on an access point.


--------------------------------------------------------------------------------
JEREMY GRANT  - STANFORD FINANCIAL - ANALYST


Okay, that's helpful. I wanted to delve just a little bit into the forecasts for an EPS loss for next quarter. What I'm hearing on the call it sounds like it is mostly because there's a decrease in the sale of HIIDE. The revenue guidance for the quarter isn't all that much under the 76.3 that you recognized this quarter. Is this because there's such a gross margin difference with the HIIDE taken out that you moved to the loss?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


You got it.


--------------------------------------------------------------------------------
JEREMY GRANT  - STANFORD FINANCIAL - ANALYST


Okay, that is an easy question, then. One actually two more questions, one with DOD ABIS. Can you provide any color as to how much that contract is worth to you in the initial award and when it will be able to start (multiple speakers) --?


--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO


It is worth about $7 million or $8 million.


--------------------------------------------------------------------------------
JEREMY GRANT  - STANFORD FINANCIAL - ANALYST


Okay, how about DISA?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


And it is all software. You know that is a good thing.


--------------------------------------------------------------------------------
JEREMY GRANT  - STANFORD FINANCIAL - ANALYST


And DISA, is that the same?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


DISA, it is going to be an ID IQ contract. And depending on the amount of units that they hire, that they order, and whether they retrofit existing units in the field, they could be a large delta between max and min.


--------------------------------------------------------------------------------
JEREMY GRANT  - STANFORD FINANCIAL - ANALYST


Okay, and one final question I had just talking about pricing for the TP 4100 versus Cross Match, looking to the DHS press release that came out a couple days ago announcing the split in the order I realize you both went through some bars on that, but I think Cross Match was actually



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                                                                FINAL TRANSCRIPT
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FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS
CONFERENCE CALL
--------------------------------------------------------------------------------


cheaper by 400,000 in terms of the options for buying up to 3000 units. Are you seeing them cut prices now to be more competitive with you on price?


--------------------------------------------------------------------------------
JIM DEPALMA  - L-1 IDENTITY SOLUTIONS, INC. - CFO


They were proud that they beat us in EU VIS at a higher price. We believe that if they are lower than us they are losing money.


--------------------------------------------------------------------------------
JEREMY GRANT  - STANFORD FINANCIAL - ANALYST


All right, that is all I had. Thanks.


--------------------------------------------------------------------------------
OPERATOR


A follow-up from Jeff Kessler, Lehman Brothers.


--------------------------------------------------------------------------------
JEFF KESSLER  - LEHMAN BROTHERS - ANALYST


Bob, if you could acquire a cellular company that does not drop calls, I can get you a 30 multiple on EBITDA.


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


Leap wireless, that is a company I am on the board of.


--------------------------------------------------------------------------------
JEFF KESSLER  - LEHMAN BROTHERS - ANALYST


Most of my questions have been answered, but I do have a question that I do want to ask upfront and that is again you're sitting down now, still with 5,6,7,8 guys at the table who you have acquired. And I ask this question every quarter and hopefully we can see some progress here. To the extent that you can tell us, how much or how well are these guys all on the same page with you now? How far do you still have to go to make this one voice company as opposed to again a series of companies that not are just silos but still have different cultures and would still have to work together and sometimes even still compete against each other?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


That is a very good question, Jeff, and that as I have indicated in prior calls, now that we have got this machine in place with all of this capability and again multimodality solutions are the way of the future, so we should be on every major program going forward. But you are exactly right that a lot of the companies are silod. When they look at an opportunity like ABIS, right, $70, $80 million program for Northrop, we got $7 million or $8 Billion. The company called I-3 probably got $20 million and Northrop got the balance, $50 million, $60 million, which is okay. We want to get in the door. But we've got to start approaching these things more as an integrated subsystem provider. And the marketing people and I think the goal there, A, we've put all of our people together in Washington and we have got a brand-new office. I was down there on Tuesday, very impressive. We're going to put joint solution. We're going to have products on display, but the individual and actually I'm looking to hire two individuals, two high-power individuals in Washington. And I hope to have them on the ground in let's say one in a month and another one in two months. They are going to coordinate all of the efforts of these marketing people and who is going to the customer and what are you going to tell them?

So we are going to have lead people. Who goes to Lockheed? Who goes to Northrop? Who goes to Computer Sciences? Who goes to IBM? So we're going to coordinate that whole effort, but that is our goal for this year. Last year was let's get everything together. Phase I and then we will go to Phase II. This year it is going to be marketing. And Jim talked about [Ira] and G&A. You're going to see a little bump in the G&A line I think. And then the good thing about our R&D, most of our major R&D efforts as far as custom company funded are behind us. And what we're doing now is we're getting a lot more customer funded R&D, so we're going to be on the edge of technology but the customer is going to pay for it. And as you know, once that happens, there is usually a product buy on the other end.



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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL
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--------------------------------------------------------------------------------
JEFF KESSLER  - LEHMAN BROTHERS - ANALYST


Okay, so if I can paraphrase this, by the end of this year, when you go to market, you're going to be marketing as L-1 no matter who you are seeing? As opposed to marketing with some guy has L-1 on his hat but he is talking out of the side of his face like he is from Identix or from Viisage.


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


You are correct, Jeff. That is our goal and I think once we get there we're going to become a bigger presence on some of these programs where we are subbing the product.


--------------------------------------------------------------------------------
JEFF KESSLER  - LEHMAN BROTHERS - ANALYST


Thank you very much and good quarter.


--------------------------------------------------------------------------------
OPERATOR


Keith LaRose, Bradley Foster and Sargent.


--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST


Just a quick follow-up. The Northrop Grumman contracts are U.S. centric. Are you doing anything with them in the UK and their business in Europe, which is I think much larger for them, isn't it?


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


It is large and right now we're talking to IBM, who really wants to form a partnership with us, to start marketing some of these solutions overseas. We have a great relationship with Northrop and Computer Sciences, who we're working in Saudi Arabia with. You know, it is interesting. You look at this ABIS win, companies like Northrop and even Cogent I might add want to work with us in looking at this NGI opportunity. So I think there are going to be programs overseas and here that we're going to be able to get a bigger piece of going forward.


--------------------------------------------------------------------------------
KEITH LAROSE  - BRADLEY, FOSTER & SARGENT - ANALYST


Thanks a lot, guys. Have a good day.


--------------------------------------------------------------------------------
OPERATOR


Thank you. I would now like to turn the floor back to management for any closing remarks.


--------------------------------------------------------------------------------
BOB LAPENTA  - L-1 IDENTITY SOLUTIONS, INC. - CHAIRMAN, PRESIDENT, CEO


I appreciate again you guys accommodating our schedule. We think we have had a good year. We have done pretty much everything we've said. And we're really looking forward to next year and continuing our progress both in organic and building a great company. So anyway, thanks again and we will talk to you soon.


--------------------------------------------------------------------------------
OPERATOR


This concludes today's conference call. You may now disconnect.



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


                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
FEB. 09. 2007 / 10:00AM ET, ID - Q4 2006 L-1 IDENTITY SOLUTIONS, INC. EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------



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